                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                           of 1934 (Amendment No.   )
                                                 ---

Filed by the Registrant: [X]

Filed by a Party other than the Registrant: [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement            [ ]  Confidential, For Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Under Rule 14a-12

                       New England Variable Annuity Fund I
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

(5)  Total fee paid:
--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
--------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

(3) Filing Party:
--------------------------------------------------------------------------------

(4) Date Filed:
--------------------------------------------------------------------------------

                      NEW ENGLAND VARIABLE ANNUITY FUND I

                           NOTICE OF SPECIAL MEETING
                              OF CONTRACTHOLDERS

                               October 25, 2002

To the Contractholders:

   Notice is hereby given that a Special Meeting of Contractholders of New England Variable Annuity Fund I (the "Fund") will be held at the offices of New England Life Insurance Company ("New England Financial"), 501 Boylston Street, Boston, Massachusetts 02116, on October 25, 2002 at 2:00 p.m. (Boston time) for the following purposes:

    1. To approve the change in classification of the Fund under the Investment Company Act of 1940, as amended, from an open-end management investment company to a unit investment trust.

    2. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

                            By order of the President,

                            Thomas M. Lenz,
                            Secretary

September 10, 2002

                            YOUR VOTE IS IMPORTANT


PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED INSTRUCTION FORM PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                      NEW ENGLAND VARIABLE ANNUITY FUND I
                              501 BOYLSTON STREET
                          BOSTON, MASSACHUSETTS 02116

                                PROXY STATEMENT

   The enclosed Proxy is solicited on behalf of the Board of Managers of New England Variable Annuity Fund I (the "Fund") for use at the Special Meeting of Contractholders of the Fund called to be held at the offices of New England Life Insurance Company ("New England Financial"), 501 Boylston Street, Boston, Massachusetts 02116 on October 25, 2002 at 2:00 p.m. (Boston time) and at any adjournment or adjournments thereof (the "Meeting"). The Fund is a separate account of Metropolitan Life Insurance Company (the "Company").

   This statement and its enclosures are being mailed to Contractholders beginning on or about September 10, 2002. A copy of the 2001 Annual Report to Contractholders and the Fund's semiannual report for the six months ended June 30, 2002 may be obtained without charge from New England Financial by writing to the above address or by calling (800) 356-5015.

   This Proxy Statement consists of two parts.

   PART I contains information relating to Proposal 1, the proposal to approve the change in classification of the Fund under the Investment Company Act of 1940, as amended (the "1940 Act"), from an open-end management investment company to a unit investment trust (the "Reclassification").

   PART II contains information about the Fund and other matters.

   Each timely, properly executed proxy will be voted as you instruct. If no choice is indicated, the proxy will be voted in favor of Proposal 1 set forth in the attached Notice of Meeting (the "Proposal"). At any time before it has been voted, the enclosed proxy may be revoked by the signer by a written revocation received by the Secretary of the Board of Managers of the Fund (c/o New England Variable Annuity Fund I, 501 Boylston Street, Boston, Massachusetts, 02116), by properly executing a later-dated proxy or by attending the Meeting, requesting return of the proxy and voting in person.

   Proxies will be solicited primarily by mailing this Proxy Statement and its enclosures beginning on or about September 10, 2002, but supplementary solicitations may also be made by personal interview, mail, telephone and e-mail by officers or Managers of the Fund or by officers, employees or agents of New England Financial, which supplies administrative services to the Fund, and its subsidiaries. Proxy Services Corporation has been engaged to assist in the solicitation of proxies, at an estimated cost of $8,060. The entire cost of the solicitation will be borne by the Company.

                                    VOTING

   The Board of Managers of the Fund has fixed the close of business on July 31, 2002 as the record date (the "Record Date") for determination of the Contractholders entitled to receive notice of and to vote at the Meeting and of the number of votes to which such persons are entitled.

   Each Contractholder at the close of business on the Record Date is entitled to cast at the Meeting the number of votes attributable to its contract on such Record Date. The number of votes that the Contractholder is entitled to cast is shown on the Proxy. The number of votes which a Contractholder may cast on a contract in the accumulation period is equal to the number of accumulation units standing to the credit of the contract. During the annuity period a Contractholder may cast the number of votes equal to (i) the amount of assets established in the Fund to meet the obligation for future payments under variable options elected under the contract divided by (ii) the value of an accumulation unit. (Fractional units are counted.) Based on the foregoing, there are 1,515,791.31679 votes eligible to be cast by Contractholders at the Meeting.

   All notices and proxy materials will be provided to the Contractholders, including such number as necessary to enable each Contractholder to distribute copies to any persons who have the right to instruct such Contractholder with respect to votes attributable to such Contractholder's contract. Neither the Fund, New England Financial nor the Company shall be under a duty to inquire as to (1) the receipt by a Contractholder of instructions from persons, if any, who may have the right to instruct the Contractholder with respect to votes attributable to the Contractholder's contract, (2) the validity or effect of any voting instructions received by a Contractholder or (3) the authority of the Contractholder to cast votes. Except to the extent that the Fund, New England Financial or the Company has actual knowledge to the contrary, the votes cast by the Contractholders shall be valid and effective as they affect the Fund, New England Financial, the Company and any others having voting rights with respect to the Fund.

I.  THE RECLASSIFICATION

   At present, the Fund is a separate account classified as an open-end diversified management investment company under the 1940 Act. The Fund was established in 1969 as an investment vehicle for variable annuity contracts of individuals and certain retirement plans. The Fund no longer offers new contracts, but certain Contractholders may continue to make payments under existing contracts. The Fund is managed by a Board of Managers in accordance with the Fund's Rules and Regulations.

   The investment objective of the Fund is to seek to equal the performance of the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index") before expenses. The Fund pursues its investment objective by investing all of its assets in shares of the MetLife Stock Index Portfolio (the "Portfolio"), a series of the Metropolitan Series Fund, Inc. (the "Met Series Fund"), an open-end diversified management investment company registered under the 1940 Act. Similar to the investment objective of the Fund, the investment objective of the Portfolio is to equal the performance of the S&P 500 Index.

   The Fund does not engage an investment adviser but indirectly bears the investment advisory fees and other expenses of the Portfolio in proportion to the Fund's assets invested in the Portfolio. MetLife Advisers, LLC ("MetLife Advisers") serves as the investment adviser to each series of the Met Series Fund, including the Portfolio. An indirect wholly-owned subsidiary of the Company owns all of the voting securities of MetLife Advisers. The Company is responsible for the day-to-day portfolio management of the Portfolio pursuant to a subadvisory agreement between MetLife Advisers and the Company. The Met Series Fund is managed by its own Board of Directors. Shares of the Portfolio are offered to separate accounts of the Company and its affiliated insurance companies and to certain eligible qualified retirement plans.

   Prior to May 1, 2002, the Fund engaged an investment adviser that invested the assets of the Fund directly in a portfolio of securities. Effective May 1, 2002, the Board of Managers approved the termination of the Fund's investment advisory agreement and the change in the Fund's structure to a feeder fund that invests all of its assets in the Portfolio.

   Generally, insurance company separate accounts that support variable annuity contracts offered to the public are classified under the 1940 Act either as open-end management companies ("Managed Accounts") or unit investment trusts. Managed Accounts typically invest directly in an actively managed portfolio of securities and are supervised by a board of managers. Separate accounts classified as unit investment trusts do not have a board of managers and typically invest in the securities of another actively managed investment company. One of the primary functions performed by the board of managers of a Managed Account is the approval and oversight of the investment adviser and its management of the account's portfolio of securities. As the Fund no longer engages an investment adviser or invests directly in a portfolio of securities, the Board of Managers is proposing to change the classification of the Fund under the 1940 Act from a management investment company to a unit investment trust.

  Consequences of the Reclassification

   If the Reclassification is approved, a Contractholder's interest in the Fund will have a value identical to the Contractholder's interest in the Fund before the Reclassification. The Reclassification will not affect Contractholders' benefits under the contracts. The Company believes that the Reclassification will not result in adverse tax consequences to Contractholders. The Company will pay all costs and expenses associated with effecting the Reclassification.

   After the proposed Reclassification, the Fund will no longer be managed by a Board of Managers, and the Board of Managers will cease to exist. The Fund will continue to invest all of its assets in the Portfolio, which is managed by its own Board of Directors. The members of the Board of Directors of the Portfolio, other than the Chair of the Board, Anne M. Goggin, are different from the members of the Board of Managers of the Fund. As is presently the case, the Fund will not engage an investment adviser but will indirectly incur investment advisory fees of the Portfolio and other expenses related to the operation of the Portfolio. The aggregated fees and expenses of the Fund (including those borne indirectly by the Fund as a shareholder of the Portfolio) are not expected to increase as a result of the Reclassification. If the Reclassification is approved, the Company has undertaken to bear certain Fund expenses to ensure that Fund expenses borne by Contractholders after the Reclassification (other than brokerage commissions, if any, and certain taxes), including expenses borne indirectly by the Fund as a shareholder of the Portfolio, do not exceed the annual rate of .3066% of the Fund's net assets, which is the level of Fund expenses currently borne by Contractholders. Thus, the Reclassification is not expected to result in any changes in the level of expenses borne by Contractholders.

   Contractholders will continue to have the right to vote directly at any meeting of Contractholders with respect to matters relating to the Fund and will be entitled to give voting instructions with respect to matters submitted to a shareholder vote of the Portfolio.

   It is anticipated that the Reclassification will occur on or around November 1, 2002, or as soon thereafter as practicable following Contractholder approval.

   Because the Reclassification will result in the elimination of the Board of Managers, the Board of Managers has approved certain changes in the Rules and Regulations of the Fund to eliminate references to functions performed by the Board of Managers. One of these changes, to Article IV. of the Rules and Regulations, relating to indemnification of the Board of Managers and officers of the Fund, requires Contractholder approval. Set forth below is the text of
Article IV., as proposed to be amended (with deleted language stricken through and added language underlined*):

                         ARTICLE IV.  INDEMNIFICATION*
                                      ---------------

      The Fund shall indemnify each of the members of its Board of Managers and officers (including persons who serve at its request as
----------
*     IN THIS EDGAR FILING, ARTICLE IV. INDEMNIFICATION, ADDITIONS APPEAR
      AS UNDERLINED, CAPITALIZED TEXT AND DELETIONS APPEAR UNDERLINED INSIDE PARENTHESES.

   directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as a member or officer or by reason of his being or having been such a member or officer, except with respect to any matter as to which he shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Fund and except that no member or officer shall be indemnified against any liability to the Fund or its Contractholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Expenses, including counsel fees, so incurred by any such member or officer may be paid by the Fund in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to the Fund if it is ultimately determined that indemnification of such expenses is not authorized under this Article.

      As to any matter disposed of by a compromise payment by such member or officer, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Fund(,
                                                                          --
   after notice that it involves such indemnification, (a) by a disinterested
   --------------------------------------------------------------------------
   majority of the members of the Board of Managers then in office; or (b) by a
   ----------------------------------------------------------------------------
   majority of the disinterested members of the Board of Managers then in
   ----------------------------------------------------------------------
   office; or (c)) by any disinterested person or persons to whom the question
   --------------
   may be referred by the (Board of Managers) COMPANY, provided that (in the
                           -----------------  =======                 ------
   case of approval pursuant to clause (b) or (c)) there has been obtained an
   ----------------------------------------------
   opinion in writing of independent legal counsel to the effect that such member or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Fund and that such indemnification would not protect such member or officer against any liability to the Fund or its Contractholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office(; or
                                                                          ----
   (d) by the Contractholders holding a majority of the votes at the time
   ----------------------------------------------------------------------
   entitled to vote for members of the Board of Managers, exclusive of the
   -----------------------------------------------------------------------
   votes of any interested member or
   ---------------------------------
   officer). Approval by (the Board of Managers pursuant to clause (a) or (b) or
   -------                ------------------------------------------------------
   by) any disinterested person or persons pursuant to clause (c) of this
   --
   paragraph shall not prevent the recovery from any officer or member of any amount paid to him in accordance with (either of such clauses) THIS PARAGRAPH
                                          ----------------------  ==============
   as indemnification if such officer or member is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the Fund or to have been liable to the Fund or its Contractholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

      The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any member of the Board of Managers or officer may be entitled. As used in this Article, the terms "member" and "officer" include their respective heirs, executors and administrators, and an "interested" member or officer is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or had been pending, and a "disinterested person" is a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or had been pending. Nothing contained in this Article shall affect any rights to indemnification to which Fund personnel other than members and officers may be entitled by contract or otherwise under law.

If Contractholders approve the Reclassification, the Fund will deem the Contractholders to have approved this amendment to Article IV of the Rules and Regulations. Such amendment will take effect only if the Reclassification occurs.

  Consideration by the Board of Managers

   The Board of Managers of the Fund, including those members who are not "interested persons" of the Fund, approved the Reclassification. The material factors that the Managers considered included:

    . The asset base of the Fund is not expected to increase substantially in the future because no new contracts are being sold (although payments continue to be accepted on existing contracts).

    . The Fund no longer engages an investment adviser or invests directly in a portfolio of securities.

    . Because of the Fund's declining asset base, administration costs of the Fund cannot benefit from economies of scale.

   The Board of Managers also considered that the charges under the contracts would not increase as a result of the Reclassification. After careful consideration, the Managers believe that the change in classification of the Fund is in the best interests of Contractholders.

MANAGER RECOMMENDATION

   THE BOARD OF MANAGERS OF THE FUND RECOMMENDS THAT THE CONTRACTHOLDERS VOTE TO APPROVE THE RECLASSIFICATION.

   Required Vote. The required vote for approval of the Reclassification is the lesser of (1) 67% of the votes present (in person or by proxy) and entitled to be cast at the Meeting, if more than 50% of the outstanding votes of the Fund are present (in person or by proxy) at the Meeting, or (2) more than 50% of the votes entitled to be cast at the Meeting.

   If the Contractholders do not approve the Proposal, the Board of Managers will consider what other possible courses of action may be in the best interests of Contractholders.

II.  OTHER MATTERS

   Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Fund as tellers of the Meeting. With respect to the Proposal, abstentions from voting will have the effect of a negative vote in the Proposal.

   In the event that sufficient votes in favor of the Proposal are not received by October 25, 2002, the persons named as proxies may vote on those matters as to which sufficient votes have been received and may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the voting interest present in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Proposal. They will vote against any such adjournment those proxies required to be voted against the Proposal and will not vote any proxies that direct them to abstain from voting on the Proposal.

   New England Financial and the Company have informed the Fund that, as of the Record Date, there were no persons owning contracts which would entitle them to instruct the Company with respect to more than 5% of the voting securities of the Fund. The Fund has been informed that, as of the Record Date, the officers and Managers beneficially owned less than 1% of the outstanding shares of the Fund.

   Although the Meeting is called to transact any other business that may properly come before it, the only business that the Board of Managers intends to present or knows that others will present is the Proposal mentioned in the Notice of Special Meeting. However, you are being asked on the enclosed proxy to authorize the persons named therein to vote in accordance with their judgment with respect to any additional matters which properly come before the Meeting, and on all matters incidental to the conduct of the Meeting.

   New England Securities Corporation, 501 Boylston Street, Boston, Massachusetts 02116, is the Fund's principal underwriter. The address of New England Financial is 501 Boylston Street, Boston, Massachusetts 02116. The address of the Company is One Madison Avenue, New York, New York 10010.

   Contractholder proposals will be included in the Fund's proxy material for any future meetings of Contractholders of the Fund provided that they are received by the Fund within a reasonable time before the Fund solicits proxies relating to such future meetings, and provided that they are otherwise appropriate for inclusion.

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                MANAGERS OF NEW ENGLAND VARIABLE ANNUITY FUND I.

    The undersigned hereby appoints Thomas M. Lenz, Marie C. Swift and Michele Abate and each of them, with power of substitution, or if only one of them is present and voting then that one, proxies of the undersigned, to cast the number of votes to which the undersigned is entitled as Contractholder, at the Special Meeting of Contractholders of New England Variable Annuity Fund I (the "Fund") to be held at the offices of New England Financial, 501 Boylston Street, Boston, Massachusetts on October 25, 2002 at 2:00 p.m. and at any adjournment thereof.

     The proxies are hereby authorized and instructed as set forth to vote upon the matter specified. The proxies may vote in their discretion on any other matter which may properly come before the meeting. IF THIS FORM IS SIGNED AND RETURNED WITH NO CHOICES INDICATED SUCH SHARES SHALL BE VOTED FOR THE PROPOSAL.
                                                              ---

            YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE.

                            PLEASE SEE REVERSE SIDE.

                            /\ FOLD AND DETACH HERE /\

                                   Please mark
                            your vote as indicated in
                                  this example.

                                        X

         THE BOARD OF MANAGERS RECOMMENDS A VOTE FOR THE PROPOSAL BELOW.
                                                 ---

 IF NO SPECIFICATION IS MADE FOR THE PROPOSAL, THE PROXY SHALL BE VOTED FOR
                                                                        ---
                                 THE PROPOSAL.

1. To approve the change in classification of the Fund under the Investment Company Act of 1940, as amended, from an open-end management investment company to a unit investment trust.

                          FOR    AGAINST    ABSTAIN

NOTE: Please sign exactly as your name appears on this Proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc, please so indicate.

Corporate and partnership proxies should be signed by an authorized person indicating the person's title.

Date                                        , 2002
     ---------------------------------------

--------------------------------------------------
      Signature(s), Title(s), (if applicable)

          PLEASE SIGN, DATE, AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

                            /\ FOLD AND DETACH HERE /\

                                VOTE BY TELEPHONE

                          QUICK *** EASY *** IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your instruction form.

VOTE BY PHONE: You will be asked to enter a Control Number located in the box in the lower right of this form.

OPTION A:  To vote as the Board of Managers recommends on the proposal: Press 1.

OPTION B: If you choose to vote differently press 0. You will hear these instructions:


            Item 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

               IF YOU VOTE BY PHONE - DO NOT MAIL THE PROXY CARD.
                                      ------

                              THANK YOU FOR VOTING.

                CALL * * TOLL FREE * * ON A TOUCH TONE TELEPHONE
                            1-888-457-2958 - ANYTIME
                    THERE IS NO CHARGE TO YOU FOR THIS CALL.

                                 CONTROL NUMBER
                              FOR TELEPHONE VOTING

                       NEW ENGLAND VARIABLE ANNUITY FUND I

                PROXY FOR THE SPECIAL MEETING OF CONTRACTHOLDERS
                                OCTOBER 25, 2002